EXHIBIT 99.1

IMPERIAL INDUSTRIES INCORPORATED

Moderator: Danny Ponce

May 15, 2007

9:00 am EDT

Coordinator:

Good morning and thank you for standing by. All participants will be in a listen only mode until the question and answer session. This conference is being recorded. If you have any objections, you may disconnect at this time.

I would now like to turn the call over to Mr. Danny Ponce. You may begin.

Danny Ponce:

Good morning. I would like to welcome everyone to the Imperial Industries Investor Conference Call. The purpose of the conference call is to discuss recent corporate developments relative to yesterday’s first quarter 2007 earnings release.

The first quarter results were released on Monday, May 14, 2007, after the market closed. If for some reason you have not received a copy of the news release, you may obtain one from the Company’s web site www.imperialindustries.com.

In addition, the Company refers you to its most recent Form 10-Q filed with the Securities and Exchange Commission on May 14, 2007, for a more in depth discussion of matters relating to the Company’s financial performance for the three months ended March 31, 2007.

On the call today, we have myself, the Company’s Chairman of the Board, S. Daniel Ponce, as well as the Company’s Executive Vice President and Chief Operating Officer, Howard L. Ehler, and Steven Healy, the Company’s Chief Financial Officer.

I will provide a brief overview of the Company and then we’ll turn it over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks, we will entertain any questions you might have.

Before we get started, I’d like to remind you this conference call may contain forward looking statements regarding future events or the future financial performance of the Company, including without limitation, growth opportunities and other statements that refer to the Company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward looking statements are based upon the information available to the Company’s Management as of today and the Company assumes no obligation to update these statements as circumstances arise.

The Company’s future performance involves many risks, uncertainties and assumptions that are difficult to predict. The Company’s actual results may vary. Please refer to the cautionary statements regarding such matters included in the Company’s most recent Form 10-Q and our other public filings filed with the Securities and Exchange Commission.

At this time I would like to provide a brief statement regarding the Company’s performance and then turn the discussion over to Mr. Ehler.

We are pleased that we were able to continue to generate profits in the first quarter of this year in spite of current industry conditions. The prior year quarter benefited from a higher level of new construction activity that has slowed considerably since the middle of last year. We are continuing to position the Company for long-term growth.

Now I’d like to turn the discussion over to Mr. Howard Ehler so he can discuss the actual financial performance of the company for the first quarter 2007. Mr. Ehler, Howard.

Howard Ehler:

Thank you Danny. I would like to briefly provide the financial highlights for the first quarter ended March 31, 2007. Net sales for the three months ended March 31, 2007 were $16.531 million, compared to $20.033 million in the same period in 2006.

For the first quarter ended March 31, 2007, the Company had net income of $381,000, or $.15 per diluted share compared to $1.081 million or $.42 per diluted share in the same period in 2006.

The first quarter 2007 results reflect a reduction in demand for our products in the new housing and commercial market related to the decline in construction activity in Florida, which is our primary trade area.

The Company continues to realize solid demand for our products in our operations in the areas impacted by Hurricane Katrina that struck the Gulf Coast area of the Southeastern United States in August 2005.

Danny Ponce:

I would like to express our appreciation for the continued support of our shareholders, customers, vendors and employees. And at this time I’d like to open up the call to your questions. Please limit yourself to one question each so that we may allow question time for everyone.

In order to ask a question, callers, you need to hit star 1 and you’ll be queued up when advised to speak. Time permitting, we’ll allow for follow up questions. Thank you so much for your participation this morning and we await your questions.

Coordinator:

Yes, once again, it’s star 1 if you would like to ask a question. (Ryan Levinson) from (Privett Fund Management), your line is open.

(Ryan Levinson):

Good morning guys. Thanks for taking my call.

Danny Ponce:

Hi (Ryan).

(Ryan Levinson):

Hi. I just wanted to go through one housekeeping item that I have. The miscellaneous income line on your income statement, the $229,000 in the quarter.

That was comprised mainly of the litigation settlement with DFH of $183,000. So I’m not a taxation expert so I wanted to make sure I do the math right.

Pre-tax income would obviously be reduced to $410,000 and assuming a tax rate of 35%, I’m guessing that your EPS would have been about 10 cents. Is that correct?

Danny Ponce:

Howard, Steve.

Howard Ehler:

Yeah, I mean, if the mathematics that you trace through with the $183,000 at the effective tax rate of around, I think was close to 36% for the quarter if I remember.

Danny Ponce:

Correct.

Howard Ehler:

So, if you do that divided by our shares outstanding there for the period, I think you probably would be pretty close to that number. You know, based on the math.

(Ryan Levinson):

That was my question, was just the effective tax rate on the litigation.

Howard Ehler:

Yes, yes.

(Ryan Levinson):

Okay so about 10 cents and is that a true way of looking at what your operating earnings were in this first quarter?

Howard Ehler:

I would say that’s, yes I think it is.

(Ryan Levinson):

Okay, okay. That was my question …

Danny Ponce:

Let me add one other thing though …

Howard Ehler:

Because your operating income again is above that line, the operating income before any interest expense or miscellaneous income. So to answer your question, that is correct.

(Ryan Levinson):

Okay.

Danny Ponce:

And (Ryan) just to clarify what Howard is basically saying, you know, you look at the operating income of $472,000 for the quarter. That frankly is the number for you to focus on. Because there’s always going to be miscellaneous income. There’s always going to be reserves from litigation. There’s always going to be reserves for this and reserves for that and my goodness gracious, with the world we live in today, with our wonderful auditors being a little bit of this and little bit of that.

So some quarters, you’re going to get dinged for some reserves. Some quarters you’re going to make it back and frankly, that’s the way - you can’t look at that in our judgment anyway.

(Ryan Levinson):

Right …

Danny Ponce:

Yeah, we’re very proud of what we’ve accomplished this quarter as we were last quarter. Basically the marketplace that we’re in today in Florida is our principal market. You know, we’re fighting one heck of a great battle to keep our customers, to keep our base and to continue to position the Company for growth. Things we’ve been doing with the new computer system, with the addition of the new distribution facilities, etc.

(Ryan Levinson):

Oh I think there’s no question that you guys are navigating a very difficult market right now and along those lines, what can we expect in terms of - I know it’s hard to handicap litigation settlements, but I was surprised at the jump this quarter and, you know, it was something that I hunted down in your Q.

Are there are a lot of - is there a lot of litigation income if you could call it that in the Q?

Howard Ehler:

Danny, maybe you can address this but this was a very unusual item. This particular income realized from this litigation was a situation where there was actually a judgment entered against the Company on this particular case and it was very unusual compared to the other cases.

Danny Ponce:

Now that you’ve said that, let’s make sure we straighten it out.

Howard Ehler:

Okay.

Danny Ponce:

This case has been going on for three or four years with us. It ultimately resulted in a trial and a jury verdict against us about a year and a half ago which was successfully reversed on appeal. In other words, the appellate courts took the verdict away and put it back to sum zero.

(Ryan Levinson):

Then you had accrued this and then it got reversed.

Danny Ponce:

So we’d accrued this and then eventually the case was settled about a month ago after a mediation. We put in some money that we didn’t think we should have to put in, but, you know, all good settlements are when all sides walk away unhappy.

Our insurance carrier, as they should, have paid the great majority share of it, as well as all the cost of the litigation, and to put this case to an end, we decided to contribute to the settlement which we normally don’t do.

(Ryan Levinson):

Okay so that …

Danny Ponce:

Ninety-nine percent of what we do has always been by virtue of our insurance carriers paying. Now, the reserve that had been set up on this was based on what had happened when that verdict was entered. It got reversed.

Being conservative and we are very conservative Management, we don’t know what the future’s going to hold. We left it like it was. When the matter was settled, then we were able to reverse the accrual.

(Ryan Levinson):

Okay great. Great. And so that came out of - that was accrued in other current assets or other assets, one of those two.

Howard Ehler:

In accrued expenses.

Danny Ponce:

Accrued expenses.

Howard Ehler:

Accrued liability and accrued expenses.

(Ryan Levinson):

Oh, okay. Okay. Now, you know what, I was surprised that I was the first call, first question, so if you want, I can jump back into the queue. I have a couple of other questions.

Danny Ponce:

Okay, well why don’t you jump back in. Let’s see if there’s someone else on the call.

Howard Ehler:

Thanks (Ryan).

(Ryan Levinson):

Great thank you.

Danny Ponce:

Thanks again.

Coordinator:

At this time, we show no further questions, would you like to take his next question.

Danny Ponce:

Okay. (Ryan) it’s you and us.

(Ryan Levinson):

I guess I’m having my own private conference call here.

Danny Ponce:

No, no, no, you’re not. Everybody needs to know we’re being taped and recorded for future playback on a later date and a later time.

(Ryan Levinson):

Oh I didn’t mean to bring up a legal disclosure element here.

Danny Ponce:

I just didn’t want anybody to try to take that and …

(Ryan Levinson):

Right.

Danny Ponce:

assume we had a private investor conference call with Mr. (Ryan Levinson).

(Ryan Levinson):

I have some questions about your balance sheet and just some of the ebbs and flows in working capital also. At the end of the first quarter, your DSO was up close to 43 days and which was up versus a little over 35 days at the end of the fourth quarter. And so - despite a sequential sales decline of about $3.5 million, your AR essentially stayed flat.

And given the environment how difficult we’re hearing from all of the public home builders as well as some private companies that I talk to, just wondering if you’re seeing any kind of erosion in the credit quality of your customers.

Howard Ehler:

Our credit quality has been pretty much consistent here for the last, I’d say the last six quarters or so. One reason it gave rise to the increase in the DSO in the first quarter of this year compared to the fourth quarter of last year is, although sales were down for the quarter, the last month of the period which is December, for the prior quarter, and the month of March for this quarter had some impact on the balance of the total receivables, because you had more current sales in your current account of receivables at the end of the period.

So the actual DSO is - it probably slowed a little bit, but not to the degree that you would see in a mathematical computation.

(Ryan Levinson):

So in keeping with that comment about the first quarter, how would you say that the month shook out in terms of sales? I mean, you imply that March was a heavier selling month which drove the aging up, but it’s all current - they’re all current receivables.

You know, it’s not like you got (unintelligible).

Howard Ehler:

Right, exactly. So when you age out your receivables, you’re going to have more in the current column.

(Ryan Levinson):

Right and …

Howard Ehler:

As compared to the prior, you know, the prior period.

(Ryan Levinson):

And so at the end of - so would you say that March comprised half of the sales in the quarter?

Danny Ponce:

No.

Howard Ehler:

Oh no, no, no, no, no. Nothing like that. I mean, what happens is in March you might have more shipping dates than say a February. And in January you’re coming off the holiday season. So it’s more of a seasonal factor and just how many shipping days a month you have for the sales.

(Ryan Levinson):

Okay.

Howard Ehler:

And a little bit - in one quarter like that, you can get a little bit of an aberration when you’re doing your typical, you know, turnover ratios and things of that nature.

(Ryan Levinson):

I mean, human nature is usually that you - the last - at quarter end, at month end, the aging tends to get cleaned up miraculously by the salesman who hasn’t been chasing his receivables and so to see an increase into the end of the quarter, in your mind that isn’t an indication that all of a sudden you’re getting some customers stretching out. It’s more that - it’s more just the seasonal selling - it’s a selling seasonal thing.

Danny Ponce:

I think that’s what Mr. Ehler said.

(Ryan Levinson):

Okay. All right.

Danny Ponce:

Mr. Levinson do you have anything else?

(Ryan Levinson):

Yeah well I have a couple more questions. I mean …

Danny Ponce:

Well let’s take one more because I don’t want to turn this into a private call. Go ahead.

(Ryan Levinson):

Okay. Well then, let me make sure I get the best one then here. Okay. You know, as we’ve exited the frenetic cycle of the last couple of years, where the summer slowdown became a summer acceleration.

I think ’05 was really that first summer that you saw that kind of June, July, August, September, instead of that, because of the heat in Florida, instead of that being a slowdown, you had an acceleration.

As we’ve exited that, in your expectation, are we moving back to a more seasonal pattern where the summer is more of a slowdown and then we pick back up in the fourth quarter?

Danny Ponce:

Well (Ryan) to the contrary, our historical trends were never that way. I mean our historical trends if you look at the four quarters of the year, Q1, Q4 because of winter, because of slowdowns, construction activity historically were the slowdown quarters, where the busier quarters were 2 and 3.

And as we said in the Q a couple of times, the seasonal patterns that existed in Florida over the last number of years, has really kind of gone away. You know, with the market being what it is today and the number, the sales volume being off of where they were a year ago, it’s pretty - it’s impossible to predict what seasonal patterns if any might arise from all this in the end.

The only thing we can tell you is we’re blocking and tackling hard on a daily basis going out there to make every sale we can make. If you look at the mix of what we’ve done, our profit margins are up mainly because our manufacturing business is really, really, really doing very well.

One of the reasons that we love our Company is because not only do we have this very successful Premix, in the business of manufactured products, but we also have a very successful Just-Right Supply distribution business, and the two balance.

When one giveth, the other taketh away, and vice versa, which is why we think our little Company here is well postured for future growth.

(Ryan Levinson):

So as the second part of …

Danny Ponce:

I am not getting into seasonal stuff and to try to start predicting what Florida’s going to do and where it’s going, and what we’re going to see. We just can’t go down that road.

(Ryan Levinson):

Well this was really part of an inventory question and so my …

Danny Ponce:

It sure didn’t sound like an inventory question to me.

(Ryan Levinson):

Well it’ll make sense here. So …

Danny Ponce:

Make it make sense.

(Ryan Levinson):

Okay. So the days of inventory at the end of the quarter jumped to about 52 days and your turns dropped below 7, whereas in Q4 you had 40 days and turns were at 9. Is there a strategic plan to build inventory going into the summer which in my assumptions, I have always expected that Florida is going to be slower.

But I guess you’re saying that it picks up, or was it a plan to build inventory or was it never to capture some additional vendor rebates?

Danny Ponce:

Is that your question.

Howard Ehler:

Again, the answer to this question is going to sound somewhat similar to the receivable question that you had. And that is that the sales rate in the first quarter was substantially less than the sales that we generated for the whole year as far as total sales, as applied against inventory balances, or to cost of sales versus inventory balances.

In the first quarter of the year, we opened a facility we didn’t have opened at December in Ocala. So we had additional inventory going into that facility …

(Ryan Levinson):

That accounts for like $400,000 of inventory doesn’t it?

Howard Ehler:

Well probably it wasn’t that total amount. I can’t give you an exact number off the top of my head of what that was. But there was some additional inventory - the increase in inventory was partly attributable to the Ocala location.

And then the other reason is as we’re going forward we are, you know, posturing our locations to hopefully be able to take advantage of what sales opportunities we have as we go into the year.

(Ryan Levinson):

Are you seeing sell through of that higher inventory as we go into the second quarter?

Howard Ehler:

It’s much too early to try to make a call on that.

(Ryan Levinson):

Half way through the quarter?

Howard Ehler:

Well each month is not, you know, it’s just hard - again, to make a judgment based on a quarter, to make it on a month. It’s very difficult because our business is based totally on response to orders and people require orders delivered within three to five - generally within three days of placing a call.

So there’s not …

(Ryan Levinson):

As to your inventory. You guys turn your inventory about twice a quarter and so half way through, or you did, but half way through this second quarter I would have expected to see a full turn of the inventory …

Danny Ponce:

Do you have a question?

(Ryan Levinson):

And I was just wondering if your sales had transpired …

Howard Ehler:

No.

(Ryan Levinson):

And this inventory balance …

Howard Ehler:

Yeah, here’s one thing that makes it a little difficult to answer that question as well. As Danny talked about, our manufacturing business has been very solid and strong during the first part of the year and they typically have less turns as a rule than our distribution business.

And also in our distribution business, out of the 12 facilities, each facility has a somewhat unique inventory position because their product mix is a little different. And those products all have different turns.

(Ryan Levinson):

But on the whole are you starting to see this - I mean, you know, for a Company that’s pretty much a velocity of working capital business, your DSO increased and albeit what you’re saying is that it was a March increase in sales and that February was different. But still versus Q4 it increased.

Inventory increased and you’re really not generating the working capital cycles the way you were even last quarter. And I’m just wondering that I mean …

((Crosstalk))

(Ryan Levinson):

...Florida has seen a summer slowdown. You’re saying that you don’t. Anecdotally, I’m hearing from other companies that there’s been -- and this isn’t a mystery -- I mean, there’s been no materialization of the summer selling period and every public home builder in Florida has come out and said something.

So I’m wondering, you know, why we’ve kind of built working capital into this slowdown period.

Howard Ehler:

Well with the increased inventory as I say, it’s predominantly geared toward the expansion in Ocala and that’s the best way I can answer the question. Also, when you have a declining sales base and you always have a minimum base stock of inventory, your numbers aren’t going to be as good on turns on the sales decline as when sales are going the other direction.

(Ryan Levinson):

No I mean I completely understand that and that was what led me to asking the question are you seeing a sell through of that as you kind of normalize? You know, maybe it takes a quarter to kind of right size this type of business. Are you getting back to those metrics that you like to have?

Maybe you’re not going to be at the inventory levels where you were in ’05 but a say 10 day increase in inventory overall versus your cost of goods and also a full two turns decline versus even the fourth quarter is a pretty significant change.

Are we rationalizing that into the second quarter and where you’re going to be able to start getting back up to the velocity that you had a year or two ago?

Danny Ponce:

(Ryan) it sounds like you’re giving speech almost, not asking a question. I mean I think you obviously do your analytical work and it sounds like you’re doing a good job here.

I think Howard’s answered that question the best he possibly can. He gave as much information as we can.

You can’t manage this business from day to day, week to week. And I mean, we hear your point. We’re …

(Ryan Levinson):

That is exactly the type of business that you have, you have that kind of - I mean, there’s no backlog business. There’s no contracts. You’re not locked into everything. Every day you kind of walk in and pick up the phone and dial for dollars and …

Danny Ponce:

I wouldn’t say that. We do manage our business. We don’t pick up the phone every day and dial for dollars. But when God gives you lemon, you make lemonade.

I think, which if you look at it, the overall perspective of where the Company is and what it’s done this quarter, what it did last quarter and I think because you’re a real smart guy, you know what’s going on in the marketplace in Florida and what the big national home builders are reporting and the market environment we’re living in.

But we’re looking at this as an opportunity as we said earlier in the Q, the money we expended to finish the programming of our new computer system update, to give our Management better tools to work with, the opening of a new facility, looking at other acquisition opportunities and other openings.

And there are a lot of companies in Florida that are really, really, really, really hurting. I mean, we’re not one of them, thank God. And we’re taking advantage of looking at that market opportunity.

So, you know, you want to talk turns on inventory and things like that, those questions are very, you know, they’re good questions. But it’s not good for the call to keep digging deeper and deeper on it.

(Ryan Levinson):

Well, but that’s a manifestation of what you guys are doing out in the trenches everyday and it is in the summary balance sheet and income statement that we get every quarter, and so I have to ask those questions, and I …

Danny Ponce:

And I think we’ve answered them as best we can.

(Ryan Levinson):

Well, you know, I’m really trying to understand and I don’t. And this is, you know, this isn’t like a math problem where I’m going to ask you what 2 plus 2 is and you can say 4.

This is more a nuance thing and I’m kind of still at a loss to understand how the anecdotal information we’re hearing out of the Florida marketplace from the biggest companies to the smallest companies how that’s matching up with how you guys are positioned on your financials six weeks into the second quarter.

Danny Ponce:

Okay well, you know, I think we’re just scratching for some more information on the second quarter and as you know, we don’t give guidance. We manage the business as best we can. We …

(Ryan Levinson):

I’m not looking for guidance. I’m looking for you to provide the color and I’ll draw the lines around it. And so I haven’t really gotten anything in terms of you said historically in the past you guys have seen a pick up during the summer and I’m just wondering, are you seeing that pick up into the second quarter?

I’m not asking for a number. I’m not asking that you’re going to get your turns back to 9.2.

Danny Ponce:

I am not giving guidance and we’ve always stayed out of those kind of questions. We’re not …

(Ryan Levinson):

Is the market improving in Florida? Are your end markets improving in Florida?

Danny Ponce:

(Ryan), we’ve answered those questions the best we can …

(Ryan Levinson):

Okay.

Danny Ponce:

In the Q and what we said earlier. I mean, I just, I can’t, you know, I can’t engage in this one-on-one with you any longer here. We’ve done the best we can to answer your questions and in some other environment perhaps we could answer them on a more detailed basis.

But, you know, this is a conference call with a lot of people listening. I think we’ve done the best job we possibly can to answer your question at this point. But I …

(Ryan Levinson):

Okay, well I appreciate your time then.

Danny Ponce:

Okay, I appreciate your investment in our Company.

(Ryan Levinson):

Thanks a lot. Okay.

Danny Ponce:

Any other questions out there?

Coordinator:

Thank you. Once again, if you would like to ask a question, please press star 1. At this time, I show no further questions.

Danny Ponce:

Okay, well we appreciate you all participating this morning on the call. We appreciate your investment in our Company, in your Company, and as always, if we can be helpful to you, you have the information here how to contact Mr. Ehler, or myself, and everybody have a good day. Thank you.

END